Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

GLOBANT S.A.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common shares, nominal value $1.20 per share	Other	1,600,000(1)	$170.92(2)	$273,472,000.00	0.0000927	$25,350.85
Total Offering Amounts					$273,472,000.00		$25,350.85
Total Fee Offsets							$17,287.97
Net Fee Due							$8,062.88
(1)	Pursuant to General Instruction E on Form S-8, the registration fee is calculated with respect to the 1,600,000 additional common shares, nominal value $1.20 per share (“Common Shares”), of Globant S.A. (the “Registrant”) being registered on this Registration Statement on Form S-8 (this “Registration Statement”) under the Globant S.A. 2014 Equity Incentive Plan (the “Plan”), as amended. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional Common Shares that may be offered or issued by reason of share splits, share dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding Common Shares of the Registrant.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. For shares registered with respect to future awards to be granted under the Globant S.A. 2014 Equity Incentive Plan, as amended, the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Common Shares reported on the New York Stock Exchange on July 14, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rule 457(p)
Fee Offset Claims(1)	Globant S.A.	S-8	333-232022	June 7, 2019		$17,287.97	Equity	Common Shares, nominal value $1.20 per share	1,600,000	$142,640,000
Fee Offset Sources(1)	Globant S.A	S-8	333-232022		June 7, 2019						$17,287.97
(1)	Pursuant to Rule 457(p) under the Securities Act, the Registrant offsets the registration fee required in connection with this Registration Statement by $17,287.97, which represents a portion of the dollar amount of the filing fee previously paid by the Registrant that corresponds to 1,600,000 unsold shares of the 2,000,000 Common Shares registered pursuant to its Registration Statement on Form S-8 (File No. 333-232022) filed with the Securities and Exchange Commission (the “Commission”) on June 7, 2019 (the “Prior Registration Statement”). The SEC filing fee rate in effect with respect to the Prior Registration Statement was $121.20 per million dollars of securities being registered. The Registrant has terminated or completed the offering with respect to the unsold Common Shares offered under the Prior Registration Statement and has deregistered 1,600,000 unsold Common Shares by filing Post-Effective Amendment No. 1 to the Prior Registration Statement on May 24, 2021.